UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2003

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 400-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 29, 2003, PalmSource posted the slide presentation attached as Exhibit 99.1 to this Current Report on Form 8-K on its company web-site. The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibits.
99.1	“Powering the Mobile Generation” slide presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALMSOURCE, INC.

Date: October 29, 2003	By:	/s/ ALBERT J. WOOD

Albert J. Wood Chief Financial Officer and Treasurer